Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

	Percentage of	State or Jurisdiction
Name	Securities Owned	Of Incorporation
Amercain Investments, C.V.	100% (1)	Netherlands
AMG Trading, L.L.C.	100%	Delaware
BenRiach Distillery Company Limited	100% (2)	Scotland
BF FINCO, S. de R.L. de C.V.	100% (3)	Mexico
B-F Holding Hungary 2 Kft.	100% (4)	Hungary
B-F Korea, L.L.C.	100% (5)	Delaware
BFC Tequila Limited	100% (6)	Ireland
Brown-Forman Arrow Continental Europe, L.L.C.	100%	Kentucky
Brown-Forman Australia Pty. Ltd.	100% (5)	Australia
Brown-Forman Beverages Europe, Ltd.	100% (5)	United Kingdom
Brown-Forman Beverages Japan, L.L.C.	100%	Delaware
Brown-Forman Beverages North Asia, L.L.C.	100%	Delaware
Brown-Forman Beverages (Shanghai) Co., Ltd.	100% (7)	China
Brown-Forman Beverages Worldwide, Comercio de Bebidas Ltda.	100% (8)	Brazil
Brown-Forman Bulgaria, e.o.o.d.	100% (5)	Bulgaria
Brown-Forman Colombia S.A.S	100% (5)	Colombia
Brown-Forman Czechia, s.r.o.	100% (9)	Czech Republic
Brown-Forman Deutschland GmbH	100% (10)	Germany
Brown-Forman Distillery, Inc.	100%	Delaware
Brown-Forman Dutch Holding, B.V.	100% (5)	Netherlands
Brown-Forman Finland Oy	100% (5)	Finland
Brown-Forman France	100% (5)	France
Brown-Forman Greece E.P.E.	100% (11)	Greece
Brown-Forman Holding Mexico S.A. de C.V.	100% (12)	Mexico
Brown-Forman Hong Kong Ltd.	100% (13)	Hong Kong
Brown-Forman Hungary 1 Kft.	100% (14)	Hungary
Brown-Forman Hungary Kft.	100% (5)	Hungary
Brown-Forman International, Inc.	100%	Delaware
Brown-Forman Italy, Inc.	100%	Kentucky
Brown-Forman Korea Ltd.	100% (13)	Korea
Brown-Forman Latvia L.L.C.	100% (5)	Latvia
Brown-Forman Ljubljana Marketing, d.o.o	100% (5)	Slovenia
Brown-Forman Middle East FZ-LLC	100% (5)	United Arab Emirates
Brown-Forman Netherlands, B.V.	100% (15)	Netherlands
Brown-Forman Polska Sp. z o.o.	100% (9)	Poland
Brown-Forman Ro S.R.L.	100% (11)	Romania
Brown-Forman Rus L.L.C.	100% (16)	Russia
Brown-Forman S1, d.o.o.	100% (5)	Serbia
Brown-Forman Scotland Limited	100% (4)	Scotland
Brown-Forman South Africa Pty Ltd.	100% (5)	South Africa
Brown-Forman Spain, S.L.	100% (5)	Spain
Brown-Forman Spirits (Shanghai) Co., Ltd.	100% (7)	China
Brown-Forman Spirits Trading, L.L.C.	100% (5)	Turkey
Brown-Forman Tequila Mexico, S. de R.L. de C.V.	100% (17)	Mexico

	Percentage of	State or Jurisdiction
Name	Securities Owned	Of Incorporation
Brown-Forman Thailand, L.L.C.	100%	Delaware
Brown-Forman Worldwide, L.L.C.	100%	Delaware
Brown-Forman Worldwide (Shanghai) Co., Ltd.	100% (18)	China
Canadian Mist Distillers, Limited	100%	Ontario, Canada
Chambord Liqueur Royale de France	100%	France
Clintock Limited	100% (6) (19)	Ireland
Cosesa-BF S. de R.L. de C.V.	100% (20)	Mexico
Finlandia Vodka Worldwide Ltd.	100%	Finland
Jack Daniel Distillery, Lem Motlow, Prop., Inc.	100% (21)	Tennessee
Jack Daniel's Properties, Inc.	100%	Delaware
Limited Liability Company Brown-Forman Ukraine	100%	Ukraine
Longnorth Limited	100% (15) (19)	Ireland
Magnolia Investments of Alabama, L.L.C.	100% (22)	Delaware
SCHE Properties Limited	100% (23)	Ireland
Slane Castle Irish Whiskey Homeplace Limited	100% (24)	Ireland
Slane Castle Irish Whiskey Limited	100% (5)	Ireland
Sonoma-Cutrer Vineyards, Inc.	100%	California
Valle de Amatitan, S.A. de C.V.	100% (17)	Mexico
Washington Investments, L.L.C.	100%	Kentucky

The companies listed above constitute all active subsidiaries in which Brown-Forman Corporation owns, either directly or indirectly, the majority of the voting securities. No other active affiliated companies are controlled by Brown-Forman Corporation.

(1)	Owned 99% by Brown-Forman Hungary 1 Kft. and 1% by B-F Holding Hungary 2 Kft.
(2)	Owned by Brown-Forman Scotland Limited.
(3)	Owned 99% by Brown-Forman Dutch Holding B.V. and 1% by Brown-Forman Beverages Europe, Ltd.
(4)	Owned by Brown-Forman Hungary 1 Kft.
(5)	Owned by Brown-Forman Netherlands, B.V.
(6)	Owned by Longnorth Limited.
(7)	Owned by Brown-Forman Hong Kong Ltd.
(8)	Owned 99% by Brown-Forman Corporation and 1% by Brown-Forman Distillery, Inc.
(9)	Owned 81.8% by Brown-Forman Netherlands, B.V. and 18.2% by Brown-Forman Beverages Europe, Ltd.
(10)	Owned by Brown-Forman Beverages Europe, Ltd.
(11)	Owned 90% by Brown-Forman Netherlands B.V. and 10% Brown-Forman Dutch Holding B.V.
(12)	Owned 52.01% by Brown-Forman Netherlands, B.V. and 47.99% by Brown-Forman Corporation.
(13)	Owned by B-F Korea, L.L.C.
(14)	Owned by AMG Trading, L.L.C.
(15)	Owned by Amercain Investments C.V.
(16)	Owned 90% by Brown-Forman Netherlands B.V. and 10% Brown-Forman Deutschland GmbH.
(17)	Owned 99% by Brown-Forman Holding Mexico S.A. de C.V. and 1% by Brown-Forman Distillery, Inc.
(18)	Owned by Brown-Forman Beverages North Asia, L.L.C.
(19)	Includes qualifying shares assigned to Brown-Forman Corporation.
(20)	Owned 99.9972% by BF FINCO S. de R.L. de C.V. and 0.00277% by Brown-Forman Beverages Europe, Ltd.
(21)	Owned by Jack Daniel's Properties, Inc.
(22)	Owned by Jack Daniel Distillery, Lem Motlow, Prop., Inc.
(23)	Owned by Clintock Limited.
(24)	Owned by Slane Castle Irish Whiskey Limited.